Exhibit 10.4

76799 Roll – 79 Page – 233 Recorded 3/7/2022 At 4:30pm Sarah Graham, GRANITE Clerk and Recorder

WHEN RECORDED RETURN TO:

Trent N. Baker

Datsopoulos, MacDonald & Lind, P.C.

201 West Main Street, Suite 201

Missoula, MT 59802

MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum”) is to provide record notice of the Mining Lease Agreement by and between Margery Metesh (“Landlord”) and Lannister Mining, Corp., a British Columbian corporation, assignee and successor in interest to Strategic Minerals, Inc., a Nevada corporation and Basin Gulch Co, a Florida Company (“Tenant”), with reference to the following facts:

Landlord and Tenant, and their successors in interest, are parties to that certain Mining Lease Agreement dated and effective as of March 10, 2006 (the “Lease”), relating to certain real property located in or near the Basin Gulch, County of Granite, State of Montana, more particularly described in Exhibit “A” attached hereto (the “Property”).

Pursuant to Section 1.2 of the Lease, the Lease had an initial term of ten (10) years with unlimited successive periods of ten (10) years, subject to and on terms and conditions more fully set forth in the Lease. The Lease is incorporated herein by this reference and has been duly extended and remains in full force and effect.

Pursuant to Section 9 of the Lease, Landlord has granted to the Tenant the option to purchase the mineral rights for the Property (the “Purchase Option”) on the terms and conditions contained in the Lease, the terms and conditions of which are incorporated herein by this reference in their entirety.

Tenant desire to have this Memorandum recorded in the Official Records of Granite County Montana in order to put interested parties on notice of the Lease and Purchase Option. Any party who is interested in acquiring an interest in the Property should contact the Tenant.

DATED this 3rd day of March, 2022.

Lannister Mining Corp., a British Columbia corporation

By:	/s/ A. Max Zaretsky
A. Max Zaretsky, Authorized Representative

STATE OF FLORIDA	)
:ss
County of __ Palm Beach __ )

This instrument was acknowledged before me on the _3rd_ day of March, 2022, by A. Max Zaretsky as Authorized Representative for Lannister Mining Corp., a British Columbia corporation.

/s/ Notary Public of the State of Florida
Notary Public of the State of Florida

EXHIBIT A

Legal Description of Property

ROLL 79 PAGE 233

Exhibit A

1.	Section 34, Township 07 North, Range 16 west, ACRES 17.23, LANDES PLACER, Mineral Survey 5565, Granite County, Montana

2.	Section 03, Township 06 North, Range 16 west, ACRES 13.1, SHYLOCK PLACER, Mineral Survey 6354, Granite County, Montana

3.	Section 04, Township 06 North, Range 16 west, ACRES 11.56, SHIVLEY LODE, Mineral Survey 5754, Granite County, Montana

4.	Section 04, Township 06 North, Range 16 west, ACRES 16.09, QUARTZ HILL LODE, Mineral Survey 5564, Granite County, Montana

5.	Section 04, Township 06 North, Range 16 west, ACRES 19.45, GOLD HILL 5 LODE, Mineral Survey 5755, Granite County, Montana

6.	Section 04, Township 06 North, Range 16 west, ACRES 55.18, BASIN LODE, Mineral Survey 9026, Granite County, Montana

7.	Section 04, Township 06 North, Range 16 west, ACRES 20.52, BLUE BELL LODE, Mineral Survey 9530, Granite County, Montana

8.	Section 04, Township 06 North, Range 16 west, ACRES 64.42, JACK WHITE LODE, Mineral survey 8138; WHITE PINE LODE, Mineral survey 8137; YELLOW PINE LODE, Mineral Survey 8139; SPENCERIAN LODE, Mineral Survey 8140, Granite County, Montana